WOOD-RIDGE, NEW JERSEY, APRIL 27, 1998 - 1st Bergen Bancorp
(NASDAQ/NMS:FBER), the holding company for South Bergen Savings Bank, announced net income for the first quarter ended March 31, 1998, of $519,000 an increase of $15,000, or 3.0%, over the $504,000 earned for the same period last year.

     The $15,000 increase in earnings over the prior year is primarily attributable to a $66,000 increase in net interest income coupled with decreases in the provision for loan losses and tax expense of $100,000 and $32,000, respectively, partially offset by an increase in non-interest expense of $206,000.

     The Company earned $0.22 cents and $0.21 cents per share on a basic and diluted basis, respectively, for the quarter ended March 31, 1998, compared to $0.18 cents per share on a basic and diluted basis for the same period last year.

     Net interest income before provision for loan losses was $2.3 million for the three months ended March 31, 1998, as compared to $2.2 million for the three months ended March 31, 1997. The provision for loan losses was $75,000 for the quarter ended March 31, 1998, compared to $175,000 for the same quarter in the prior year. Non-interest income and non-interest expense totalled $90,000 and $1.5 million, respectively, for the three months ended March 31, 1998, as compared to $67,000 and $1.3 million, respectively, for the same period in the prior year.

     Total assets at March 31, 1998, were $316.1 million versus $290.4 million at December 31, 1997, an increase of 8.9%. Net loans totalled $128.9 million at March 31, 1998, compared to $127.8 million at December 31, 1997, an increase of $1.1 million, or 0.9%.

     The ratio of non-performing loans to total assets was 0.71% at March 31, 1998, and 0.64% at December 31, 1997. The ratio of non-performing assets to total assets was 0.74% at March 31, 1998, and December 31, 1997.

     Real estate owned totalled $118,000 at March 31, 1998, and December 31,
1997.

     South Bergen Savings Bank operates a traditional retail banking business from its main office in Wood-Ridge, New Jersey, and branch offices in Bergen, Morris and Passaic counties.

1ST BERGEN BANCORP
CONSOLIDATED STATEMENTS OF INCOME FOR THREE MONTHS ENDED
(UNAUDITED)

                                                         3/31/98      3/31/97
                                                         -------      -------
Interest Income:
  Loans ............................................   $2,570,580   $2,560,617
  Mortgage-Backed Securities - Held to Maturity ....      840,772      810,105
  Mortgage-Backed Securities - Available for Sale ..      171,187       42,707
  Investment Securities - Held to Maturity .........      790,866      581,517
  Investment Securities - Available for Sale .......      741,329      299,534
  FHLB Stock .......................................       34,418       24,113
  FHLB Deposits ....................................       78,609      103,231
                                                       ----------   ----------
TOTAL INTEREST INCOME ..............................   $5,227,761   $4,421,824

Interest Expense:
  Deposit ..........................................   $2,428,531   $2,213,162
  Advances from FHLB ...............................      523,986            0
                                                       ----------   ----------
TOTAL INTEREST EXPENSE .............................   $2,952,517   $2,213,162

Net Interest Income before Provision for Loan Losses   $2,275,244   $2,208,662

Provision for Loan Losses ..........................       75,000      175,000
                                                       ----------   ----------
NET INTEREST INCOME AFTER PROVISION ................   $2,200,244   $2,033,662

Non-Interest Income:
  Loan Fees and Service Charges ....................   $   47,394   $   43,841
  Other ............................................       42,586       23,464
                                                       ----------   ----------
TOTAL NON-INTEREST INCOME ..........................   $   89,980   $   67,305

Non-Interest Expense:
  Compensation and Employee Benefits ...............   $  895,286   $  712,499
  Occupancy ........................................       77,517       72,531
  Equipment ........................................      137,275      111,653
  Advertising ......................................       63,358       51,789
  Federal Insurance Premiums .......................       34,821       34,873
  Net Loss (Gain) from REO .........................        3,113       (8,637)
  Insurance and Bond Premium .......................       29,909       33,632
  Other Expenses ...................................      272,655      299,575
                                                       ----------   ----------
TOTAL NON-INTEREST EXPENSE .........................   $1,513,934   $1,307,915

Income before Taxes ................................      776,290      793,052

Federal and State Tax Expense ......................      257,060      289,000
                                                       ----------   ----------

NET INCOME .........................................   $  519,230   $  504,052
                                                       ==========   ==========
Earnings Per Share - Basic .........................         0.22         0.18
Earnings Per Share - Diluted .......................         0.21         0.18

1ST BERGEN BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

                                                        3/31/98      12/31/97
                                                        -------      --------
ASSETS:
  Cash and Due from Banks ........................   $ 12,240,521   $  3,199,133
  Interest-Bearing Deposits in Other Banks .......          2,740              0
                                                     ------------   ------------
TOTAL CASH AND CASH EQUIVALENTS ..................     12,243,261      3,199,133

  Loans Receivable ...............................   $128,898,937   $127,817,620
  Mortgage-Backed Securities - Held to Maturity ..     47,209,472     52,457,620
  Mortgage-Backed Securities - Available for Sale      11,687,325     10,444,559
  Investment Securities - Held to Maturity .......     43,513,295     46,903,262
  Investment Securities - Available for Sale .....     63,044,278     41,090,336
  FHLB Stock .....................................      2,616,700      1,627,100
  Real Estate Owned ..............................        117,500        117,500
  Premises and Equipment .........................      3,052,571      3,018,603
  Accrued Interest and Dividends Receivable ......      2,100,241      2,094,060
  Deferred Income Taxes ..........................      1,271,825      1,276,895
  Other Assets ...................................        315,800        388,481
                                                     ------------   ------------
TOTAL ASSETS .....................................   $316,071,205   $290,435,169
                                                     ============   ============

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES:
  Deposits .......................................   $223,953,164   $217,426,098
  Borrowing ......................................     52,334,000     31,334,000
  Escrow .........................................      1,037,406        986,166
  Accrued Income Taxes ...........................        673,623        596,948
  Other Liabilities ..............................      1,126,302        822,265
                                                     ------------   ------------
TOTAL LIABILITIES ................................    279,124,495    251,165,477

TOTAL STOCKHOLDERS' EQUITY .......................     36,946,710     39,269,692

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY .........   $316,071,205   $290,435,169
                                                     ============   ============